THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.



                                                       WARRANT CERTIFICATE NO. 1
                                                              DATED: MAY 9, 2000


                                    WARRANTS

                 TO PURCHASE SHARES OF NEW CLASS A COMMON STOCK,

                            PAR VALUE $.01 PER SHARE,

                                       OF

                      PLANET HOLLYWOOD INTERNATIONAL, INC.



                  THIS CERTIFICATE CERTIFIES THAT BAY HARBOUR MANAGEMENT LC, or its registered assigns (the "PURCHASER"), is the owner of Two Hundred Thousand (200,000) warrants (the "WARRANTS"), each of which entitles the registered holder thereof to purchase from PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), one share of New Class A Common Stock, par value $.01 per share, of the Company (the "CLASS A STOCK"), at any time or from time to time on or before 5:00 p.m., New York City time, on January 9, 2003 (the "EXPIRATION DATE"), at the Exercise Price, all on the terms and subject to the conditions hereinafter set forth.

                  The aggregate number of shares of Class A Stock or other Securities issuable upon exercise of the Warrants (the "NUMBER ISSUABLE") and the Exercise Price are each subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant certificate.

                  Capitalized terms used herein but not otherwise defined herein have the meanings given them in Section 13 hereof or, if not therein defined, then in the Note Purchase Agreement (as defined in Section 13).

1.       Exercise of Warrant.
         -------------------

         (a) Exercise. Subject to Section 1(e), the Warrants may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on the Expiration Date, upon delivery to the Company at the principal executive office of the Company in the United States of America of (i) this Warrant certificate, (ii) a written notice stating that such holder elects to exercise the Warrants and specifying the name or names in which such holder wishes the certificate or certificates for shares of Class A Stock to be issued and (iii) payment of the Exercise Price for the shares of Class A Stock issuable upon exercise of such Warrants (the "AGGREGATE EXERCISE PRICE"), which may be payable in cash, by check, wire transfer or other permitted means (collectively, the "WARRANT EXERCISE DOCUMENTATION").

         (b) Cashless Exercise. In lieu of the payment methods set forth in
Section 1(a)(iii), the holder may elect to pay some or all of the Aggregate Exercise Price payable upon the exercise of the Warrants by surrendering a portion of the Warrants as is determined by dividing (i) the Aggregate Exercise Price payable in respect of the number of shares of Class A Stock being purchased in such manner by (ii) the excess of the Market Price on the Business Day next preceding the date of exercise of the Warrants of one share of Class A Stock over the Exercise Price.

                  All references herein to an "EXERCISE" of the Warrants include an exchange pursuant to this Section 1(b).

         (c) Delivery of Shares. As promptly as practicable, and in any event within three (3) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Class A Stock specified in the Warrant Exercise Documentation, (ii) if applicable, cash in lieu of any fraction of a share, as provided in Section 1(e), and (iii) if less than the full number of Warrants are being exercised, a new Warrant certificate or certificates, of like tenor herewith, for the number of Warrants evidenced by this Warrant certificate, less the sum of (i) the number of Warrants then being exercised and (ii) any Warrants surrendered, in the case of an Exercise pursuant to Section 1(b). Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Class A Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Class A Stock at such time.

         (d) Payment of Expenses. The Company shall pay all documentary stamp taxes that may be imposed in respect of, the issue or delivery of any shares of Class A Stock issuable upon the exercise of the Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Class A Stock in any name other than that of the registered holder of the Warrants.

         (e) No Fractional Shares. In connection with the exercise of any Warrants, no fractions of shares of Class A Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of any such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Class A Stock on the Business Day which next precedes the day of exercise. If more than one Warrant certificate shall be exercised by the holder thereof at the same time, the number of full shares of Class A Stock issuable on such exercise shall be constituted on the basis of the total number of Warrants so exercised.

2.       Adjustments.
         -------------

         (a) Number Issuable and Exercise Price. The Number Issuable and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (i) MECHANICAL ADJUSTMENTS. In case the Company shall at any time or from time to time after the Issue Date:

                           (A) split or subdivide the outstanding shares of
                  Common Stock into a larger number of shares;

                           (B) pay a dividend or make a distribution on the
                  outstanding shares of any Common Stock in Capital Stock of the Company in any transaction, in each case, without payment of any consideration by such holder thereof; or

                           (C) decrease the outstanding shares of any Common
                  Stock into a smaller number of shares by virtue of a combination or reverse stock split;

         then, and in each such case, the Number Issuable and the Exercise Price in effect immediately prior to such event shall be proportionately adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Class A Stock or other Securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (taking into account the effect of Section 2(a)(xvi)). An adjustment made pursuant to this clause (i) shall become effective as of (x) the record date of such transaction (or the date of such transaction if no record date is fixed), or (y) in the case of Rights or Convertible Securities that are not immediately exercisable or exchangeable for or convertible into underlying Capital Stock, the date on which such Rights or Convertible Securities become exercisable, exchangeable or convertible.

                  (ii) DISTRIBUTIONS OF CASH OR PROPERTY. If the Company shall at any time or from time to time after the Issue Date distribute Property or cash (other than cash dividends paid in the ordinary course) to any holder of shares of its Common Stock, including without limitation in connection with a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Number Issuable in effect immediately prior to such event shall be proportionately adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of each Warrant thereafter exercised shall be entitled to receive additional shares of Class A Stock or, if applicable, Property or cash, with a fair market value equal to the fair market value of the Property or cash such holder would have owned or been entitled to receive had such Warrant been exercised immediately prior to such transaction at the Exercise Price then in effect (taking into account the effect of Section 2(a)(xvi)). Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of such distribution.

                  (iii) ISSUANCES BELOW CURRENT MARKET PRICE. If from time to time after the date hereof the Company shall issue or sell Additional Shares at a consideration per share that is less than the Current Market Price in effect immediately prior to such issuance, then, as of the record date of such transaction (or the date of such transaction if no record date is fixed), the Exercise Price shall be adjusted to equal the Exercise Price in effect immediately prior to such date multiplied by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such date (taking into account the effect of Section 2(a)(xvi)), plus (2) the number of shares of Common Stock that the aggregate consideration received for such Additional Shares would purchase at a price per share equal to such Exercise Price and (B) the denominator of which shall be
         (1) the number of shares of Common Stock outstanding immediately prior to such date (taking into account the effect of Section 2(a)(xvi)), plus (2) the number of Additional Shares so issued. For purposes of this Section 2, the issuance of any Additional Shares or other securities, warrants, options or rights includes any sale by the Company and any reissuance or resale by the Company.

                  (iv) RIGHTS AND CONVERTIBLE SECURITIES. If the Company issues any Rights entitling the holders thereof to subscribe for or purchase either any Additional Shares or Convertible Securities that are convertible into or exchangeable for, with or without payment of additional consideration, Additional Shares (such Rights being called "COMMON STOCK RIGHTS" and such Convertible Securities being called "COMMON STOCK EQUIVALENTS"), and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to such Common Stock Rights or Common Stock Equivalents (when added to the consideration per share of Common Stock, if any, received for such Common Stock Rights or Common Stock Equivalents, as the case may be), is less than the Current Market Price, the Exercise Price shall be adjusted as provided in Section 2(a)(iii) on the basis that (A) the maximum number of Additional Shares issuable pursuant to all such Common Stock Rights or necessary to effect the conversion or exchange of all such Common Stock Equivalents shall be deemed to have been issued and (B) the aggregate consideration for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares pursuant to such Common Stock Rights or Common Stock Equivalents (plus the consideration, if any, received for such Common Stock Rights or Common Stock Equivalents).

                  (v) FURTHER ADJUSTMENT. If the Company issues Common Stock Equivalents and the consideration per share of which Additional Shares may at any time thereafter be issuable pursuant to such Common Stock Equivalents is less than the Current Market

         Price, the Exercise Price shall be adjusted as provided in Section 2(a)(iii) on the basis that (A) the maximum number of Additional Shares necessary to effect the conversion or exchange of all such Common Stock Equivalents shall be deemed to have been issued and (B) the aggregate consideration for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares pursuant to such Common Stock Equivalents. No adjustment of the Exercise Price shall be made under this Section 2(a)(v) upon the issuance of any Common Stock Equivalents issued pursuant to the exercise of any Common Stock Rights, to the extent that such adjustment was previously made upon the issuance of such Common Stock Rights pursuant to Section 2(a)(iv).

                  (vi) RELEVANT EXERCISE PRICE. For purposes of Sections 2(a)(iv) and 2(a)(v), the relevant Exercise Price shall be the Exercise Price in effect immediately prior to the earlier of (A) the record date for the holders of Common Stock entitled to receive the Common Stock Rights or Common Stock Equivalents and (B) the initial issuance of the Common Stock Rights or Common Stock Equivalents, and the adjustment provided for in either such Section shall become effective immediately after the earlier of the times specified in clauses (A) and (B).

                  (vii) NO ADJUSTMENT. No adjustment of the Exercise Price shall be made under Section 2(a)(iv) or 2(a)(v) upon the issuance of any Additional Shares pursuant to the exercise of any Common Stock Rights or of any conversion or exchange rights pursuant to any Common Stock Equivalents if such adjustment was previously made in connection with the issuance of such Common Stock Rights or Common Stock Equivalents (or in connection with the issuance of any Common Stock Rights therefor) pursuant to Section 2(a)(iv) or 2(a)(v).

                  (viii) (a) EXPIRATION. If any Common Stock Rights (or any portions thereof) that gave rise to an adjustment pursuant to Section 2(a)(iv) or any conversion or exchange rights pursuant to any Common Stock Equivalents that gave rise to an adjustment pursuant to Section 2(a)(iv) or 2(a)(v) expire or terminate without the exercise thereof, the Exercise Price shall be readjusted (but to no greater extent than originally adjusted) on the basis of (A) eliminating from the computation Additional Shares corresponding to such expired or terminated Common Stock Rights or conversion or exchange rights, (B) treating the Additional Shares, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Rights or conversion or exchange rights as having been issued for the consideration actually received and receivable therefor and (C) treating any such Common Stock Rights or conversion or exchange rights that remain outstanding as being subject to exercise on the basis of the consideration payable upon the exercise or conversion thereof as is in effect at such time; provided, however, that any consideration actually received by the Company in connection with the issuance of such Common Stock Rights shall form part of the readjustment computation even though such Common Stock Rights expired without being exercised.

                  (b) MODIFICATION OF TERMS. The Exercise Price shall be readjusted as provided in Section 2(a)(iii) and any applicable provisions of Section 2(a)(iv) or 2(a)(v) if, following the initial adjustment, there is any increase in the number of Additional Shares issuable, or any decrease in the consideration payable upon any issuance of

         Additional Shares, pursuant to any antidilution provisions of any Common Stock Rights or Common Stock Equivalents.

                  (ix) (A) ADDITIONAL SHARES. If any Additional Shares, Common Stock Rights or Common Stock Equivalents are issued for cash, the consideration received therefor shall be deemed to be the amount of cash received.

                           (B) If any Additional Shares, Common Stock Rights or
                  Common Stock Equivalents are offered by the Company for subscription, the consideration received therefor shall be deemed to be the subscription price.

                           (C) If any Additional Shares, Common Stock Rights or
                  Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the consideration received therefor shall be deemed to be the public offering price.

                           (D) In any case not covered by Section 2(a)(ix)(A),
                  (B) or (C), in determining the amount of any consideration received by the Company in whole or in part other than in cash, the amount of such consideration shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Company, and evidence of such determination shall be filed with the minutes of the Company. If Additional Shares are issued as part of a unit with Common Stock Rights, the consideration received for the Common Stock Rights shall be deemed to be the portion of the consideration received for such unit determined in good faith at the time of issuance by the Board of Directors of the Company, and evidence of such determination shall be filed with the minutes of the Company. If the Board of Directors of the Company does not make any such determination, the consideration received for the Common Stock Rights shall be deemed to be zero. In either event, the consideration received for the Additional Shares shall be deemed to be the consideration received for such unit less the consideration deemed to have been received for the Common Stock Rights.

                           (E) In any case covered by Section 2(a)(ix)(A), (B),
                  (C) or (D), in determining the amount of consideration received by the Company, (I) any amounts received or receivable for accrued interest or accrued dividends shall be excluded and (II) any compensation, underwriting commissions or concessions or expenses paid or incurred in connection therewith shall not be deducted.

                           (F) In any case covered by Section 2(a)(ix)(A), (B),
                  (C) or (D), there shall be added to the consideration received by the Company at the time of issuance or sale (I) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of rights that relate to Common Stock Equivalents and (II) the minimum aggregate amount of consideration payable upon the conversion or exchange thereof.

                           (G) If any Additional Shares, Common Stock Rights or
                  Common Stock Equivalents are issued in connection with any merger, consolidation or other reorganization in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair market value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving person or persons as the Board of Directors of the Company determines in good faith to be attributable to such Additional Shares, Common Stock Rights or Common Stock Equivalents, and evidence of such determination shall be filed with the minutes of the Company.

                  (x) DE MINIMIS CHANGES IN EXERCISE PRICE. Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Exercise Price carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

                  (xi) EFFECT OF ADJUSTMENT. All Warrants originally issued by the Company hereunder shall, subsequent to any adjustment made pursuant to this Section 2(a), evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Class A Stock or other Securities equal to the Number Issuable determined to be purchasable from time to time hereunder upon exercise of such Warrants, all subject to further adjustment as provided herein. Each such adjustment shall be valid and binding upon the Company and the holders of Warrants irrespective of whether Warrant certificates theretofore and thereafter issued express the Exercise Price per share of Class A Stock or other Securities and the number of shares of Class A Stock or other Securities that were expressed upon the initial Warrant certificate issued hereunder.

                  (xii) OTHER SECURITIES. If at any time, as a result of an adjustment made pursuant to this Section 2(a), the holder of Warrants shall become entitled to purchase any Securities other than shares of Class A Stock, the number or amount of such other Securities so purchasable and the purchase price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 2(a)(i) through Section 2(a)(vi), inclusive, and all other relevant provisions of this Section 2 that are applicable to shares of Class A Stock shall be applicable to such other Securities.

                  (xiii) UPWARD ADJUSTMENTS. Notwithstanding anything contrary contained in this Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of Rights or Convertible Securities exercisable or exchangeable for or convertible into additional shares of Class A Stock or other Securities of the Company hereafter made by the Company to its shareholders shall not be taxable; PROVIDED, HOWEVER, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

                  (xiv) OTHER ADJUSTMENTS. In case the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of shares of Class A Stock that may be issued upon any exercise of the Warrants, other than an action described in any of Sections 2(a)(i) through 2(a)(viii), inclusive, then the Number Issuable and the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of the Warrants evidenced hereby).

                  (xv) MISCELLANEOUS. Adjustments shall be made pursuant to this
         Section 2(a) successively whenever any of the events referred to in Sections 2(a)(i) through 2(a)(vi), inclusive, shall occur. If any Warrant shall be exercised subsequent to the record date for any of the events referred to in this Section 2(a), but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Class A Stock or other Securities or Property or cash that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

                  (xvi) ADJUSTMENTS IN RESPECT OF CLASS B STOCK. Without limiting the generality of the foregoing, the Company acknowledges and agrees that the number of Warrants granted to the Purchaser on the date hereof was agreed to and determined by reference to the fully diluted aggregate number of shares of Class A Stock and Class B Stock outstanding on the date hereof (the "HOLDER'S PROPORTIONATE INTEREST"). If at any time any of the events referred to in Section 2(a) occur in respect of Class B Stock but not Class A Stock, the Number Issuable and the Exercise Price shall be appropriately adjusted so that an event with respect to Class B Stock does not have a dilutive effect on the Holder's Proportionate Interest.

         (b) Reclassification. If the Company, by reclassification of securities or otherwise, will change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore will be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

         (c) Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the Capital Stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another Person, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision will be made so that the holder of this Warrant will thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor Person resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section
2. The foregoing provisions of this Section 2(c) will similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other Person that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder of this Warrant for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration will be determined in good faith by the Board of Directors of the Company. In all events, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant will be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         (d) Notice of Adjustment. Whenever the Number Issuable upon the exercise of Warrants is adjusted or the Exercise Price in respect thereof is adjusted, as herein provided, the Company shall promptly (and in any case within five Business Days after the effective date of any such adjustment) give to each holder of Warrants notice of such adjustment or adjustments and shall promptly (and in any case within five Business Days after the effective date of such adjustment or adjustments) deliver to each holder of Warrants a certificate of the Company's chief financial officer setting forth (i) the number of shares of Class A Stock or other Securities issuable upon the exercise of each Warrant and the Exercise Price for such shares after such adjustment; (ii) a brief statement of the facts requiring such adjustment; and (iii) the computation by which such adjustment was made.

         (e) Special Distributions. If the holder so elects by sending a Special Notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement or in other Property) to holders of Class A Stock or other Securities for which Warrants may then be exercisable (a "SPECIAL DISTRIBUTION"), then the Board of Directors of the Company shall set aside the amount of such dividend or distribution that such holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution (taking into account the effect of Section 2(a)(xvi)). Upon the exercise of a Warrant evidenced hereby, the holder shall be entitled to receive the Special Distributions that such holder would have received had such Warrant been exercised immediately prior to the record date for each such Special Distribution or distribution. The Company shall notify each holder not less than ten Business Days prior to the occurrence of each Special Distribution of its intent to make such Special Distribution. If a holder elects to have such Special Distribution set aside for its benefit upon exercise of the Warrant rather than have an adjustment made to the Number Issuable or the Exercise Price as provided in Section 2(a), the holder shall notify the Company by sending a Special Notice prior to the date of any such Special Distribution.

3. Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

4. Certain Covenants. The Company covenants and agrees that all Securities of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and, if such Securities consist of Capital Stock, fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Class A Stock or other Securities as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Class A Stock or other Securities if at any time there shall be insufficient authorized but unissued shares of Class A Stock or other Securities to permit such reservation or to permit the exercise of all outstanding Warrants. The Company shall bear all of its own expenses and all of its own out-of-pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of such holder in connection with any such preparation and filing.

5. Registered Holder. The person in whose name this Warrant certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.

6. Transfer of Warrants. Any transfer of the rights represented by this Warrant certificate shall be effected by the surrender of this Warrant certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant certificate or certificates evidencing in the aggregate the right to purchase such number of shares of Class A Stock as shall be equal to the number of shares of Class A Stock then purchasable hereunder.

7. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant certificate or certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant certificate.

8. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant certificate.

9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

10. Rights to Inure to Registered Holder. The Warrants evidenced by this Warrant certificate, and the corresponding rights under the Note Purchase Agreement and the Registration Rights Agreement, will inure to the benefit of and be binding upon the registered holder hereof and the Company and their respective successors and permitted assigns. Nothing

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
in this Warrant certificate, the Note Purchase Agreement or the Registration Rights Agreement shall be construed to give to any Person other than the Company and the registered holder hereof any legal or equitable right, remedy or claim under this Warrant certificate, the Note Purchase Agreement or the Registration Rights Agreement, and this Warrant certificate shall be for the sole and exclusive benefit of the Company and such registered holder. Nothing in this Warrant certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Class A Stock until such time, if any, as the Warrants evidenced by this Warrant certificate are exercised in accordance with the provisions hereof.

11. No Impairment. The Company will not, by amendment of its Certificate of Incorporation (or any certificate of designation) or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant certificate above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Class A Stock upon exercise of this Warrant certificate.

12.      Notices of Record Date.  In the event of:

         (a) any taking by the Company of a record of the holders of its Class A Stock or Class B Stock (or other stock or securities at the time receivable upon the exercise of the Warrants), for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right;

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person,

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

         (d) a sale of substantially all of the outstanding capital stock of the Company or the issuance of new shares representing the majority of the Company's right to vote, or

         (e) any redemption or conversion of all outstanding Class A Stock or Class B Stock,

         then and in each such event the Company will mail to the holder of Warrants a notice specifying the record date for voting or the date of closing, as applicable, of any event (a) through (e) above. Such notice shall be delivered to the holder of Warrants at least 15 days prior to the date of the relevant event.

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
         Failure to give such notice or any defect therein shall not affect the validity of any action taken.

13. Definitions. For the purpose of this Warrant certificate, the following terms shall have the meanings indicated below:

                  "ADDITIONAL SHARES" means any Common Stock of the Company issued by the Company after the Issue Date other than (i) Common Stock issued to the holder of this Warrant certificate upon an Exercise of the Warrants or of the Conversion Option under the Note Purchase Agreement, (ii) stock options issued, and shares of Common Stock issued upon exercise of such stock options, pursuant to the Company's existing stock option plans or any stock option plans hereafter adopted by the Company, (iii) any shares of Common Stock issued pursuant to any restricted share agreement adopted by the Company or hereafter adopted by the Company and (iv) shares of Common Stock issued in connection with any merger, consolidation or reorganization of the Company with and into another Person, or the sale of all or substantially all of the assets of the Company.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or membership interests (or equivalent ownership interests) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock, and any equity or debt securities or rights, warrants or options convertible into or exchangeable or exercisable for such Person's Capital Stock.

                  "CLASS B STOCK" means the New Class B Common stock, par value $.01 per share, of the Company.

                  "COMMON STOCK" means the Class A Stock or the Class B Stock or any other common stock of the Company authorized to be issued.

                  "CONVERTIBLE SECURITIES" means notes, debentures or other equity or debt securities convertible into shares of capital stock, membership interests or other equity securities of a specified Person.

                  "CURRENT MARKET PRICE" per share means, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Class A Stock for those days during the period of 15 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Class A Stock is not then listed, designated as a national market system security or quoted in the over-counter market, the Market Price on such date.

                  "EXERCISE PRICE" means an initial exercise price of $4.2857 per share and thereafter, as adjusted from time to time in accordance with the terms and conditions of this Warrant certificate.

                  "ISSUE DATE" means the date hereof.

                  "MARKET PRICE" means, per share of Class A Stock, on any date specified herein: (a) if the Class A Stock is then listed or admitted to trading on any national securities exchange, the closing price of the Class A Stock on such date; (b) if the Class A Stock is not

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
then listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the last sale price of the Class A Stock on such date; or (c) if there shall have been no trading on such date, the average of the reported closing bid and asked price of the Class A Stock, on such date as reported by such national securities exchange or Nasdaq; or (d) if neither (a), (b) nor (c) is applicable, the fair market value per share determined in good faith by the Board of Directors of the Company.

                  "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the date hereof, between the Purchaser, the Company, the agent thereunder and certain other note purchasers party thereto as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "NUMBER ISSUABLE" has the meaning given it in the second paragraph hereof.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PROPERTY" means any property; any assets; any evidences of indebtedness of the Company or other Person; any capital stock of the Company or any other Person; any Rights; or any Convertible Securities.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May__, 2000 between the Purchaser, the New Money Investors (as defined therein) and certain other note purchasers party thereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "RIGHTS" means warrants, options or other rights to acquire capital stock, membership interests or other equity securities of a specified Person.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY" shall have the meaning specified in section 2(1) of the Securities Act.

                  "SPECIAL DISTRIBUTION" has the meaning given it in Section
2(e).

                  "SPECIAL NOTICE" means the notice sent by a holder to the Company indicating its preference to have any Special Distribution set aside for its benefit upon exercise of any Warrants.

                  "WARRANT EXERCISE DOCUMENTATION" has the meaning given it in
Section 1 hereof.

14. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by facsimile with confirmation of receipt, nationally recognized commercial overnight courier services or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Note Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given (a) when delivered by hand, if personally delivered, (b) two days after delivery to a courier if delivered by a nationally recognized overnight courier service and (c) upon conformation of receipt, if delivered by facsimile.

15. Amendments and Waivers. No modification, amendment or waiver of any provision of this Warrant certificate, nor any consent to any departure from the terms of this Warrant certificate, shall be effective unless it is in writing and signed by the Company and the holder of this Warrant certificate. Any such waiver or consent shall be effective only in the specific instance and for the purpose given.

16. HSR Act. The Company shall make all filings with, and obtain all approvals, consents and actions by, any Governmental Authority necessary to ensure that any exercise of Warrants complies with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). In the event that the Expiration Date occurs before the date of expiration or early termination of the waiting period under the HSR Act, the Expiration Date shall be automatically extended until the date of such expiration or early termination or such later date on which all necessary consents and approvals are obtained thereunder.

17. Transfer Taxes and Expenses. The Company shall pay, or cause to be paid, all delivery expenses and stamp, transfer, issue, documentary and similar taxes and charges levied under the laws of any applicable jurisdiction in connection with the issuance of Class A Stock or other securities to be issued upon exercise of the Warrants and will hold any holder of Warrants harmless, without limitation as to time, against any and all liabilities with respect to all such delivery expenses, taxes and charges.

18. Injunctive Relief. The Company acknowledges that damages at law would be an inadequate remedy for the breach of any provision of this Warrant certificate and agrees in the event of such breach that the holder may obtain temporary and permanent injunctive relief restraining the breaching party from such breach, and, to the extent permissible under applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained in the foregoing sentence shall be construed as prohibiting the holder from pursuing any other remedies available at law or equity for such breach or threatened breach of this Warrant certificate nor limiting the amount of damages recoverable in the event of a breach or threatened breach by any party of such provisions.





                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be duly executed and delivered as of the Issue Date.






                                         PLANET HOLLYWOOD INTERNATIONAL, INC.



                                         By:__________________________________
                                            Name:
                                            Title:

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]


                  The undersigned hereby assigns and transfers the attached Warrant Certificate to _____________________ whose Social Security Number or Tax ID Number is __________________ and whose record address is_____________________
_____________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                           Signature:



                                           -----------------------------------
                                           Signature Guarantee:



                                           -----------------------------------



Date:______________________________



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